EX-31.1
Servicer's Sarbanes-Oxley Certification (2002 Transactions)


                      BANC OF AMERICA FUNDING CORPORATION,
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                      SERIES SET FORTH ON EXHIBIT I HERETO

I, Gary K. Bettin, a Senior Vice President of Bank of America, N.A., certify that;

1. I have reviewed the annual reports on Form 10-K for the calendar year 2003 and all monthly current reports on Form 8-K containing a copy of the monthly statement . to certificate holders (the "Distribution Date Statements") delivered pursuant to Section 5.04(b) of the Pooling and Servicing Agreements listed on Exhibit I hereto (each, an "Agreement") filed in respect of periods included in the year covered by such annual reports of the trusts (each, a "Trust") formed pursuant to such Agreements;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Agreement for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards, based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: The Bank of New York.

By: /s/ Gary K. Bettin
   --------------------------------
Name:   Gary K. Bettin
Title:  Senior Vice President



                                    EXHIBIT I


PARTIES TO AGREEMENT                 DATE OF AGREEMENT                   SERIES
================================================================================

Banc of America Funding              May 23, 2002                        2002-1
Corporation, Bank Of America,
N.A. and The Bank of New York

Banc of America Funding              November 26, 2002, as               2002-2
Corporation, Bank Of America,        amended by Amendment
N.A. and The Bank of New York        No. 1 dated January 30, 2004